AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 1, 1996.
                                                       REGISTRATION NO.333-09419
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

           ----------------------------------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

           ----------------------------------------------------------

                                NGC CORPORATION*
             (Exact name of registrant as specified in its charter)

             DELAWARE                                      1321
    (State or other jurisdiction of            (Primary Standard Industrial
    Incorporation or Organization)              Classification Code Number)

                                   94-3248415
                                (I.R.S. Employer
                             Identification Number)


                             13430 NORTHWEST FREEWAY
                                   SUITE 1200
                              HOUSTON, TEXAS 77040
                                 (713) 507-6400
               (Address, including Zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

           ----------------------------------------------------------

                               KENNETH E. RANDOLPH
                              SENIOR VICE PRESIDENT
                               AND GENERAL COUNSEL
                       13430 NORTHWEST FREEWAY, SUITE 1200
                              HOUSTON, TEXAS 77040
                                 (713) 507-6400

(Name, address including Zip code, and telephone number, including area code, of agent for service)

           ----------------------------------------------------------

                                  WITH COPY TO:

                             DAVID S. PETERMAN, P.C.
                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                        1900 PENNZOIL PLACE, SOUTH TOWER
                              711 LOUISIANA STREET
                              HOUSTON, TEXAS 77002
                                 (713) 220-5800

*This Registration Statement was filed under the name "Midstream Combination Corp.," the former name of the Registrant. Effective as of August 31, 1996, the Registrant changed its name to "NGC Corporation."

                          DEREGISTRATION OF SECURITIES

        The purpose of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (the "Registration Statement") of NGC Corporation (the "Registrant") is to deregister shares of Common Stock, $0.01 par value per share ("Common Stock"), of the Registrant that were not issued in connection with the Merger (as defined in the Registration Statement). Of the 33,928,605 shares of Common Stock heretofore registered, only 33,854,512 shares were issued in connection with the Merger. Accordingly, the Registrant hereby deregisters the remaining 74,093 shares of Common Stock which were not issued in connection with the Merger.

                                POWER OF ATTORNEY

        The registrant and each person whose signature appears below hereby designates and appoints H. Keith Kaelber, Kenneth E. Randolph and Lisa Q. Metts, and each of them, as its or his attorneys-in-fact (the "Attorney-in-Fact") with full power to act in each capacity stated below, to sign one or more additional post-effective amendments to this Registration Statement on Form S-4 as any such Attorney-in-Fact deems appropriate, and to file each such amendment to this Registration Statement on Form S-4 together with all exhibits thereto and any and all documents in connection therewith.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 30, 1996.

                                              NGC CORPORATION


                                              By: /s/ C.L. WATSON
                                                      C.L. Watson
                                                  Chairman of the Board,
                                          Chief Executive Officer and President

             SIGNATURE                                 TITLE                          DATE

          /S/ C.L. WATSON                   Chairman of the Board, Chief      September     30, 1996
            C.L. Watson                     Executive Officer, President and
                                            Director

     /S/ STEPHEN W. BERGSTROM               Senior Vice President             September     30, 1996
       Stephen W. Bergstrom                 and Director

       /S/ H. KEITH KAELBER                 Senior Vice President             September     30, 1996
         H. Keith Kaelber                   and Chief Financial Officer
                                            (Principal Financial and
                                            Accounting Officer)

____________________________________        Director                          September       , 1996
        Stephen J. Brandon

____________________________________        Director                          September       , 1996
         Roy Alan Gardner

        /S/ DAVID R. VARNEY                 Director                          September     30, 1996
          David R. Varney

       /S/ C. KENT JESPERSEN                Director                          September     30, 1996
         C. Kent Jespersen




             SIGNATURE                                 TITLE                          DATE

       /S/ JEFFREY M. LIPTON                Director                          September     30, 1996
         Jeffrey M. Lipton

     /S/ ALBERT TERENCE POOLE               Director                          September     30, 1996
       Albert Terence Poole

     /S/ DANIEL L. DIENSTBIER               Director                          September     30, 1996
       Daniel L. Dienstbier

        /S/ J. OTIS WINTERS                 Director                          September     30, 1996
          J. Otis Winters

      /S/ DARALD W. CALLAHAN                Director                          September     30, 1996
        Darald W. Callahan

        /S/ DONALD L. PAUL                  Director                          September     30, 1996
          Donald L. Paul

      /S/ PETER J. ROBERTSON                Director                          September     30, 1996
        Peter J. Robertson